EXHIBIT 99.1

Noble International, Ltd. Completes New Financing

TROY, MI – MARCH 20, 2008 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) reported the Company consummated a $50 million convertible debt financing with ArcelorMittal. The proceeds of the financing transaction were utilized to pay down senior indebtedness as well as provide additional liquidity to the Company. In connection with the financing, Noble executed an amendment with its senior lenders in North America providing greater financial covenant flexibility. The convertible debt has a five year term, a 6% coupon with quarterly interest payments and an initial share conversion price of $15.75. Beginning on June 30, 2008, the conversion price is subject to the first of four quarterly resets calculated as a 30% premium over the previous 30 days’ volume weighted average share price. The terms of the financing include a conversion price floor of $10.40 per share.

Noble’s Chief Executive Officer, Thomas L. Saeli commented on the transactions, “We are very pleased that ArcelorMittal, our largest shareholder, customer and supplier, demonstrated the confidence it has in Noble’s long term strategy by investing $50 million into the Company. We believe this cash infusion will put our North American covenant issues behind us and allow management to focus all of its attention on integrating our recent acquisitions and running the business.”

Noble International, Ltd. is a leading supplier of automotive parts, component assemblies and value-added services to the automotive industry. As an automotive supplier, Noble provides design, engineering, manufacturing, program management and other services to the automotive market. Noble delivers integrated component solutions, technological leadership and product innovation to original equipment manufacturers (OEMs) and Tier I automotive parts suppliers thereby helping its customers increase their productivity while controlling costs.

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. herein are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward looking statements. For more information see www.nobleintl.com.

For more information contact:

Scott A. Kehoe

Treasurer

Noble International, Ltd.

(248) 519-0700